SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                 August 31, 1998





                            Emclaire Financial Corp.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its Charter)



        Pennsylvania                   000-18464                25-1606091
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(State or other jurisdiction          (SEC File No.)            (IRS Employer
     of incorporation)                                         Identification
                                                                   Number)


612 Main Street, Box D, Emlenton, Pennsylvania            16373
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(Address of principal executive offices)                (Zip Code)




Registrant's telephone number, including area code:    724-867-2311
                                                       ------------



                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last Report)

                      INFORMATION TO BE INCLUDED IN REPORT
                      ------------------------------------


Item 5.  Other Events
         ------------

         On August 31, 1998, at 5:00 p.m., Emclaire Financial Corp., Emlenton, Pennsylvania ("Emclaire") completed its acquisition of Peoples Savings Financial Corporation ("Peoples"). Furthermore, in connection with the acquisition, Peoples Savings Bank, Ridgway, Pennsylvania, the wholly owned subsidiary of Peoples, merged with and into The Farmer's National Bank of Emlenton, Emlenton, Pennsylvania, the wholly owned subsidiary of Emclaire.

         In connection with the merger, Emclaire will issue approximately 314,000 shares of its common stock and $5.65 million in cash. The transaction was accounted for as a purchase.

         These   transactions   were  pursuant  to  an  Agreement  and  Plan  of
Reorganization dated April 7, 1998.

         A copy of the press release issued September 1, 1998 by the Registrant attached hereto as Exhibit 99 and is incorporated herein by reference in its entirety.


Item 7.  Financial Statements, Pro Forma Financial Information and
------------------------------------------------------------------
Exhibits
--------

Exhibit 1  -- Agreement and Plan of Reorganization.*
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Exhibit 99 -- Press Release Concerning Acquisition dated September 1, 1998.
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*        Incorporated by reference herein to the Registrant's  Current Report on
         Form 8-K filed with the Commission on April 13, 1998.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                                    Emclaire Financial Corp.


Date:             September 1, 1998        By:      /s/John J. Boczar
                                                    ----------------------------
                                                    John J. Boczar
                                                    Treasurer